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                                  EXHIBIT 23.4






The Board of Directors
Peoples First Corporation:

       We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                   KPMG PEAT MARWICK


St. Louis, Missouri
January 24, 1994